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                                       FORM 8-A

                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                       PURSUANT TO SECTION 12(B) OR (G) OF THE

                           SECURITIES EXCHANGE ACT OF 1934

                                UTILICORP UNITED INC.
                (Exact name of registrant as specified in its charter)

                DELAWARE                               44-0541877
          (State of incorporation                    (I.R.S. Employer
            or organization)                     Identification Number)

      911 MAIN, KANSAS CITY, MISSOURI                     64105
(Address of principal executive offices)               (Zip Code)

          SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

            Title of each class               Name of each exchange on which
            to be so registered               each class is to be registered
            -------------------               ------------------------------

    Preference Stock Purchase Rights              New York Stock Exchange
                                                 Pacific Stock Exchange
                                                 Toronto Stock Exchange

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. / /

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act if 1933 pursuant to General Instruction A.(c)(2), please check the following box. / /

          SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                         None

                           --------------------------------
                                   (Title of Class)

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                    INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The description of the Registrant's Rights to Purchase Series A Participating Cumulative Preference Stock (the "Rights"), is incorporated herein by reference to the discussion under Item 5 of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 and the discussion under the heading "Description of Common Stock" included in Amendment No. 1 of the Form S-3 filed by the Registrant as part of Registration Statement No. 333-14869.

ITEM 2.   EXHIBITS.

  1 Stockholder Rights Agreement dated as of December 31, 1996 by and between the Registrant and First Chicago Trust Company of New York, as Rights Agent.

  2 Form of Rights Certificate and of Election to Exercise, included in Exhibit A to the Rights Agreement.

  3  Designation of Preferred Stock, included in Exhibit B to the Rights
     Agreement.


                                      SIGNATURE

  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized.

                                     UTILICORP UNITED INC.



                              By:
                                   ------------------------------
                                   Richard C. Green
                                   Chairman of the Board and
                                   Chief Executive Officer

Dated:  February 28, 1997